                                                                       Exhibit 2
                                                                       ---------

NationsBank                          Form of Amended and Restated Loan Agreement

================================================================================

                             Date November 22, 1996

                                    Between

--------------------------------------------------------------------------------
Borrowers:                           Bank:

                                     NationsBank of Texas, N.A.
-----------------------------------  901 Main Street
                                     19th Floor
-----------------------------------  Dallas, Texas 75202

-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------

-----------------------------------
8080 N. Central Expressway
Suite 1300
Dallas, Texas 75206
--------------------------------------------------------------------------------

This Amended and Restated Loan Agreement ("Agreement") is made on the above date by and between Borrowers and Bank.

1. THE LOAN.

   A. Bank agrees to lend and each Borrower severally agrees to borrow an amount not to exceed the amount set forth next to each such Borrower's name on
      Schedule I attached hereto (individually, a "Loan" and collectively, the "Loans") on the terms and conditions set forth herein and subject to the other limitations set forth herein and in the other Loan Documents (as defined herein). Each Loan will be evidenced by a Promissory Note in the form of Exhibit A attached hereto executed by the applicable Borrower, or any renewal thereof, with interest and principal payable as stated therein (the "Notes"). The loans are renewals and restatements of (and not novations of) those certain loans from Bank to Borrower, as evidenced by the Loan Agreement dated November 22, 1994 between Borrowers and Bank.

   B. Each Loan provides for a revolving line of credit under which a Borrower may from time to time borrow, repay and reborrow funds; provided, however, the aggregate amount of funds under any particular Loan that may be outstanding at any time shall in all events be subject to the limitations set forth on Schedule I and in the applicable Note and Collateral Maintenance Agreement (as defined herein). The Loans shall mature on November 22, 1998, unless sooner accelerated in accordance with the terms hereof.

   C. Bank and Borrowers acknowledge and agree that each Borrower's individual liability hereunder shall be limited to the amount set forth on Schedule I hereto, plus interest accrued thereon, plus any fees and expenses owing hereunder.

2. SECURITY. Each Loan is to be secured by a pledge of certain securities pursuant to a Pledge Agreement (the "Pledge Agreement") and a Collateral Maintenance Agreement (the "Collateral Maintenance Agreement"), each Agreement dated November 22, 1994 between a Borrower and Bank.

3. REPRESENTATIONS AND WARRANTIES.

   Each Borrower represents and warrants as to itself to Bank as follows:

   A. Good Standing. Such Borrower (other than ____________________________) is a trust duly established and validly existing under the laws of the State of Texas and has all powers and permits, consents and authorizations necessary to own and operate its properties and to carry on its business as presently conducted. ______________ ("________") is a limited partnership duly organized and validly existing under the laws of the State of Texas and has all powers and permits, consents and authorizations necessary to own and operate its properties and to carry on its business as presently conducted.

   B. Trustee/General Partner. ________ is (i) the sole trustee ("Trustee") of such Borrower other than ____________ and (ii) the sole general partner ("General Partner") of ________.

   C. Authority and Compliance. The Trustee, on behalf of such Borrower other than ________, and _________ have full power and authority to enter into this Agreement, to make the borrowings hereunder, to execute and deliver the Notes and the other Loan Documents (as defined herein) to which such Borrower is or may be a party and to incur the obligations provided for herein, all of which have been duly authorized by all proper and necessary action on the part of such Borrower. No consent or approval of any public authority or person is required as a condition to the validity of this Agreement or the Notes or the performance hereunder, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

   D. Binding Agreement. This Agreement and the Notes constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

   E. Financial Statements. The books and records of Borrower properly reflect such Borrower's financial condition, and there has been no material change in such Borrower's financial condition as represented in the financial statements dated June 30, 1996 delivered to Bank.

   F. Litigation. There are no proceedings pending or, to the best knowledge of the Trustee, or _________, threatened before any court or administrative agency which will or may have a material adverse effect on the financial condition or operations of any such Borrower.

   G. No Conflicting Agreements. There are no provisions of Borrower's (other than _____________________) trust agreement or ________'s agreement of limited partnership and no provisions of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its respective property or business, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the Notes.

   H. Taxes. All income taxes and other taxes due and payable by Borrower through the date of this Agreement have been paid prior to becoming delinquent.

   I. Use of Proceeds. The proceeds of the Loans will be used by Borrower to (i) refinance in part the indebtedness of Borrowers currently owing to The First Boston Corporation and (ii) invest in such securities as such Borrower deems reasonably prudent. Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying "margin stock" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System; provided, however that proceeds of the Loans may also be used for the purpose of investing in other parties for the purpose of purchasing or carrying any such "margin stock," or for the purpose of reducing or retiring any indebtedness incurred for such purpose. Neither such Borrower, nor any person acting on behalf of Borrower, has taken or will take any action which might cause the Notes or this Agreement to violate Regulations G, T or U or any other regulation of the Board of Governors of the Federal Reserve

      System or violate the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereafter be in effect.

   J. Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed made at and as of the date hereof, and at and as of the date of any future advance under any Note.

4. CLOSING CONDITIONS

   A. Conditions to Initial Advance. The obligation of Bank to execute this Agreement and to make the initial advances hereunder shall be subject to the satisfaction of the following conditions precedent:

      1) Loan Documents. Each of this Agreement, the Notes, and the reaffirmation of the Pledge Agreements and the Collateral Maintenance Agreements and such other ancillary documents and instruments in furtherance of the transaction contemplated herein as requested by Bank in connection with the Loans (the "Loan Documents") shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance satisfactory to Bank.

      2) Necessary Action. All action (whether trust, partnership or otherwise) necessary for the valid execution, delivery and performance by each Borrower of this Agreement and the other Loan Documents to which it is a party shall have been duly and effectively taken, and evidence thereof satisfactory to Bank shall have been provided to Bank.

      3) Validity of Liens. The Pledge Agreements shall be effective to create in favor of Bank a legal, valid and enforceable first priority security interest in and lien upon the collateral described therein. All filings, recordings, deliveries of instruments and other actions necessary or desirable in the opinion of Bank to protect and preserve such security interests shall have been duly effected.

      4) Payment of Fees. Bank shall have received the commitment fees in the aggregate amount of $30,000, as contemplated by Section 6 below.

   B. Conditions to All Borrowings. The obligation of Bank to make any future advance under any Note shall be subject to the satisfaction of the following conditions precedent:

      1) Representations and Warranties. The representations and warranties of Borrowers contained herein and in any other Loan Documents shall be true and correct as of the date of which they were made and shall also be true and correct at and as of the time of the advance with the same effect as if made at and as of that time (except to the extent such representations and warranties expressly relate to an earlier date) and Bank shall have received a certificate of a Subagent (as defined herein), to such effect.

      2) No Event of Default. No event of default hereunder or under any of the other Loan Documents shall have occurred and be continuing and Bank shall have received a certificate of a Subagent, to such effect.

      3) No Legal Impediment. No change shall have occurred in any law or regulations thereunder or interpretations thereof that in the reasonable opinion of Bank would make it illegal for Bank to make such advance.

      4) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and the other Loan Documents shall be satisfactory in form and substance to Bank and Bank shall have received all information and documents as Bank may reasonably request.

5. FEES. Each Borrower shall pay to Bank an annual commitment fee in the amount of 1/10 of one percent (0.10%) of the commitment amount set forth next to such Borrower's name on Schedule I, such fee to be due and payable on the date hereof and on each annual anniversary thereafter so long as the Loans are outstanding.

6. AFFIRMATIVE COVENANTS. So long as any Borrower may borrow hereunder and until payment in full of the Notes and performance of all other obligations of Borrowers hereunder, each Borrower will:

   A. Financial Statements. Maintain a system of accounting satisfactory to Bank and permit Bank's officers or authorized representatives to visit such Borrower's offices and inspect such Borrower's books of account and other records and make photocopies thereof at such reasonable times and as often as Bank may desire, and pay the reasonable fees and disbursements of any accountants or other agents of Bank selected by Bank for the foregoing purposes. Each Borrower agrees to provide Bank with the following statements and reports:

      1) Within one hundred twenty (120) days after the end of each fiscal year, a balance sheet of such Borrower as of the end of such fiscal year, which shall be in reasonable detail, complete and correct in all material respects.

      2) Within thirty (30) days after the end of each fiscal quarter and such other times as Bank may reasonably request, information or statements respecting each Borrower's trading activity in the collateral securing the Loans.

   B. Existence and Compliance. Maintain its existence and comply with all laws, regulations and governmental requirements applicable to it or to any of its property, business and transactions.

   C. Adverse Conditions or Events. Promptly advise Bank in writing of any condition, event or act which comes to its attention that would or might materially affect such Borrower's financial condition, Bank's rights in or to any collateral under this Agreement or the other Loan Documents, and of any litigation filed against such Borrower in which the potential loss reasonably could be anticipated to exceed $50,000.

   D. Taxes. Pay all taxes as the same become due and payable unless timely extensions have been filed or the same are being contested in good faith by appropriate proceedings and adequate reserves are maintained.

   E. Form U-1. If required by Bank, promptly furnish to Bank a statement that conforms with the requirements of Federal Reserve Form U-1 as referred to in Regulation U or in any other relevant Federal Reserve Form or Regulation provided for from time to time by the Board of Governors of the Federal Reserve System.

7. NEGATIVE COVENANTS. So long as any Borrower may borrow hereunder and until payment in full of the Notes and performance of all other obligations of Borrowers hereunder, no Borrower will, without the prior written consent of
   Bank:

   A. Transfer of Assets or Control. Permit any transfer of control or ownership of such Borrower.

   B. Amendment of Trust Agreement/Partnership Agreement. No Borrower that is a trust shall permit any amendment or modification of its trust agreement or a change of the trustee thereof and ________ shall not permit any amendment or modification of its agreement of limited partnership or a change of the general partner.

8. EVENTS OF DEFAULT. With respect to any particular Borrower, any one or more of the following events shall be deemed an event of default hereunder as to such Borrower:

   A. Default shall be made in the payment of any installment of principal or interest upon any Note or any other obligation of a Borrower to Bank when due and payable, whether at maturity or otherwise and such default shall continue for three (3) business days thereafter; or

   B. Default shall be made by a Borrower in the performance of any term, covenant or agreement contained herein, any of the other Loan Documents, or in any other security agreement, deed of trust, mortgage, assignment or other contract securing payment of any indebtedness of such Borrower to Bank and such default shall continue for thirty (30) calendar days following notice thereof being given by Bank to such Borrower or Agent; or

   C. Any representation or warranty herein contained or in any financial statement, certificate, report or opinion or other agreement submitted to Bank in connection with the Loans or pursuant to the requirements of this Agreement shall prove to have been incorrect or misleading in any material respect when made; or

   D. Default shall be made by a Borrower in the performance of any term or covenant in any agreement or instrument with any other party which would have a material adverse effect on such Borrower or Bank's rights hereunder or under the other Loan Documents, and such default is not remedied within the applicable cure period; or

   E. A Borrower makes an assignment for the benefit of creditors, admits in writing its inability to pay its debts generally as they become due, files a petition in bankruptcy, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for the appointment of any receiver or any trustee for it or any substantial part of its property, commences any action relating to a Borrower or any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, or if there is commenced against a Borrower any such action, or a Borrower by any act indicates its consent to or approval of any trustee for such Borrower or any substantial part of its property, or suffers any such receivership or trustee to continue undischarged; or

   F. Without the prior written consent of Bank, a Borrower that is a trust is at any time revoked, terminated or liquidated or ________ is dissolved or liquidated or ______________ dies.

   Upon the happening of any of the foregoing events of default which shall be continuing, Bank may at its option declare all outstanding principal and unpaid interest on the applicable Loan and any other indebtedness of the particular defaulting Borrower to Bank to be immediately due and payable, and Bank shall have no further obligation to fund advances hereunder to such Borrower. Upon such declaration by Bank, Bank shall have all rights and remedies available under the Loan Documents as well as those available at law or in equity. Notwithstanding the foregoing, upon the occurrence of an event of default described in Section 8.E. to any particular Borrower, the entire outstanding principal and unpaid interest on the Loan and all other indebtedness of such Borrower to Bank shall be immediately and automatically due and payable, without notice to such Borrower of any kind and Bank's obligation to make advances to such Borrower shall immediately terminate.

9. APPOINTMENT OF AGENT. Each Borrower hereby appoints and designates _____________ as agent ("Agent") for and on behalf of such Borrower with respect to all matters arising under or in connection with this Agreement, the other Loan Documents and the applicable Loan hereunder including, without limitation, requesting and receiving advances, making payments on the applicable Loan, negotiating, executing and delivering modifications or renewals of the Loan Documents, receiving notices from Bank, delivering such other documents or instruments as the Bank may request in connection with the Loans, and generally communicating with Bank regarding such Borrower's obligations hereunder. Any funds advanced hereunder may be distributed to Agent who shall have responsibility to distribute such funds to the applicable Borrower. Agent is hereby granted full power and authority to bind each Borrower in respect of any term, condition, covenant or undertaking hereunder. Bank shall be entitled to rely on the appointment without any independent verification. Each Borrower hereby further appoints and designates each and any of Sharyl

   Robertson, Amy Phillips and Rena Alexander as subagents ("Subagents") for and on behalf of such Borrower to perform all administrative functions under the Loan Documents, including submitting advance requests, receiving and sending notices and delivering certificates on behalf of such Borrower. Borrowers shall not remove or otherwise change the Agent without the prior written consent of Bank. The appointment hereunder is coupled with an interest and irrevocable.

10. MISCELLANEOUS.

   A. Expenses. Each Borrower severally agrees to pay all out-of-pocket expenses of Bank in connection with this Agreement and the other Loan Documents and the collection of its applicable Note including, without limitation, the administration, enforcement and realization upon any collateral or guaranty. Each Borrower severally also agrees to pay all reasonable attorneys' fees and all expenses incurred in recording the documents securing its applicable Loan.

   B. Cumulative Rights and No Waiver. Each and every right granted to Bank hereunder or under any other document delivered hereunder or in connection herewith, or allowed it by law or equity shall be cumulative of and may be exercised in addition to any and all other rights of Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Bank of any right preclude any other or future exercise thereof or the exercise of any other right. Any of the foregoing covenants and agreements may be waived by Bank but only in writing signed by a Vice President or higher level officer of Bank. Borrower expressly waives any presentment, demand, protest or other notice of any kind.

      No notice to or demand on a Borrower in any case shall, of itself, entitle such or any other Borrower to any other or further notice or demand in similar or other circumstances. No delay or omission by Bank in exercising any power or right hereunder shall impair any such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.

   C. Maximum Interest. Notwithstanding any other provision contained in this Agreement, Bank does not intend to charge and no Borrower shall be required to pay any amount of interest or other fees or charges that is in excess of the maximum permitted by applicable law. Each Borrower agrees that during the full term hereof, the maximum lawful interest rate for the obligations hereunder as determined under Texas law shall be the indicated rate ceiling as specified in Article 5069-1.04 of the V.A.T.S. Further, to the extent that any other lawful rate ceiling exceeds the rate ceiling so determined, then the higher rate ceiling shall apply. Any payment in excess of such maximum shall be refunded to the applicable Borrower or credited against principal, at the option of Bank.

   D. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of Texas (without regard to its conflicts of law provisions).

   E. Notice. Except as otherwise provided in this Agreement, any notices or communications required or permitted hereunder shall be in writing and shall be deemed to have been given (i) the day it is personally delivered, if sent by hand or expedited delivery service, or (ii) five days after it is mailed, if sent by certified or registered mail.

   F. Amendment. No modification, consent, amendment or waiver of any provision of this Agreement, nor consent to any departure by a Borrower therefrom, shall be effective unless the same shall be in writing and signed by a Vice President or higher level officer of Bank, and then shall be effective only in the specific instance and for the purpose for which given. This Agreement is binding upon each Borrower, its successors and assigns, and inures to be benefit of Bank, its successors and assigns.

   G. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED AGREEMENTS OR INSTRUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW). THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (J.A.M.S.), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

      A. SPECIAL RULES.  THE ARBITRATION SHALL BE CONDUCTED IN DALLAS, TEXAS AND
         -------------
         ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

      B. RESERVATION OF RIGHTS.  NOTHING IN THIS AGREEMENT SHALL BE DEEMED TO
         ---------------------
         (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR
         (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. SEC. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III) LIMIT THE RIGHT OF THE BANK (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

   H. NOTICE OF FINAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

NATIONSBANK OF TEXAS, N.A.                                                 TRUST
                                              -----------------------------

By:                                           By:
    ----------------------------------             -----------------------------
    Marta O. Engram
    Vice President, Private Banking                                , Trustee
                                                   ----------------

                                                                           TRUST
                                              -----------------------------

                                              By:
                                                   -----------------------------

                                                                   , Trustee
                                                   ----------------

                                                                           TRUST
                                              -----------------------------

                                              By:
                                                   -----------------------------

                                                                   , Trustee
                                                   ----------------

                                                                           TRUST
                                              -----------------------------

                                              By:
                                                   -----------------------------

                                                                   , Trustee
                                                   ----------------

                                                                           TRUST
                                              -----------------------------

                                              By:
                                                   -----------------------------

                                                                   , Trustee
                                                   ----------------


                                              ----------------------------------


                                                                          , LTD.
                                              ----------------------------


                                              By:
                                                   -----------------------------

                                                                     ,
                                                   ------------------
                                                   General Partner

The undersigned hereby acknowledges appointment as Agent for the Borrowers hereunder.


                                                   -----------------------------

                                                   ------------------

                                   SCHEDULE I


Borrower                            Maximum Loan Amount
--------                            -------------------


                                       $
----------------------------            ----------

                                       $
----------------------------            ----------

                                       $
----------------------------            ----------

                                       $
----------------------------            ----------

                                       $
----------------------------            ----------

                                       $
----------------------------            ----------

                                       $
----------------------------            ----------

                                       $
                                        ----------